EXHIBIT 23.01

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-84726, 33-84728, and 333-25981 of Paul-Son Gaming Corporation and Subsidiaries on Form S-8 of our report dated July 31, 2000, appearing in the Annual Report on Form 10-K of Paul-Son Gaming Corporation and Subsidiaries for the fiscal year ended May 31, 2000.

 /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Las Vegas, Nevada

August 25, 2000

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